Exhibit 10.25
FINAL
REDACTED COPY

SECUR-LINE PRODUCTS LICENSE AGREEMENT

This Secur-Line Products License Agreement (the “Agreement”) is dated effective as of October 1, 2008 (the “Effective Date”), by and between, Proginet Corporation, a Delaware corporation (“Proginet”), and Beta Systems Software of North America, Inc., a Delaware corporation (“Beta”).  Proginet and Beta may be referred to in this Agreement individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, Proginet and Beta and Beta Systems Software of Canada, Ltd. have entered into an Asset Exchange Agreement (the “AEA”) which, among other things, provides for the transfer to Beta of certain Proginet customer agreements related to the Secur-Line Products (as defined herein) (such agreements, the “Secur-Line Agreements”);

WHEREAS, pursuant to this Agreement, Proginet desires to grant to Beta a non-exclusive license to the Secur-Line Products (as defined herein) to allow Beta to service the Secur-Line Agreements and further license the Secur-Line Products on its own behalf;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                   Definitions.  In this Agreement, the following terms will have the meanings set out below unless the context requires otherwise.

(a)	“AAA” has the meaning set forth in Section 11.2(b).

(b)	“AEA” has the meaning set forth in the Recitals.

(c)
“Affiliate” means, in respect of a Person, any other Person or group of Persons acting in concert, directly or indirectly, that controls, is controlled by or under common control with the first mentioned Person, and for the purposes of this definition “control” means the possession, directly or indirectly, by such Person or group of Persons acting in concert of the power to direct or cause the direction of the management and policies of the first mentioned Person, whether through the ownership of voting securities or otherwise.

(d)
“Agreement” means this Agreement including the Schedules to this Agreement as it or they may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

(e)	“Audit” has the meaning set forth in Section 4.1.

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(f)	“Beta Indemnified Parties” has the meaning set forth in Section 7.1(a).

(g)	“Business Day” means any day on which the commercial banks in New York, New York are open for normal business transactions.

(h)	“Commission Amounts” has the meaning set forth in Section 2.3(b).

(i)
“Documentation” means documentation, manuals and other written materials, including documentation that describes the functional and technical specifications for, the operating environment for, installation of, functions of and use of the Secur-Line Products.

(j)	“Effective Date” has the meaning set forth in the Preamble.

(k)	“including” means including without limitation, and “includes” means includes, without limitation.

(l)	“Indemnified Party” has the meaning set forth in Section 7.3.

(m)	“Indemnifying Party” has the meaning set forth in Section 7.3.

(n)
“Infringement Exceptions” means that Proginet shall have no obligation with respect to any claim under, or with respect to, any representation, warranty, covenant or indemnity to the extent such claim results from:  (i) Beta’s combination of the Secur-Line Products with items not provided, specified or used by Proginet in combination with the Secur-Line Products immediately prior to the Effective Date; (ii) enhancements, modifications or derivative works of Secur-Line Products not made by Proginet after the Effective Date; (iii) use of the Secur-Line Products in other than the same or substantially similar Operating Environment used by Proginet immediately prior to the Effective Date; or (iv) the distribution, operation or use of the Secur-Line Products for the benefit of a third party other than pursuant to a Secur-Line Agreement.

(o)	“License” has the meaning set forth in Section 2.1.

(p)	“Losses” means losses, liabilities, damages, actions, claims, costs and expenses (including reasonable attorney’s fees and disbursements).

(q)
“Operating Environment” means the entire computing environment in which a software product is being used, including the computer operating system, hardware platform, interpreter or compiler version, and the network architecture and protocols implemented.

(r)	“Party” means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; “Parties” means every Party.

(s)
“Person” includes an individual, a partnership (limited or general), a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual.

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(t)	“Proginet Confidential Information” has the meaning set forth in Section 5.1.

(u)	“Proginet Indemnified Parties” has the meaning set forth in Section 7.2.

(v)	“Royalty Fees” has the meaning set forth in Section 2.3.

(w)	“SEC” has the meaning set forth in Section 11.5.

(x)	“Secur-Line Agreements” has the meaning set forth in the Recitals.

(y)	“Secur-Line Products” means the software products and related materials identified on Schedule A, and all Documentation and Source Materials related thereto.

(z)
“Source Materials” means all source code, including (i) all human readable statements which, when processed by a compiler, assembler or interpreter become a computer executable version of the Secur-Line Products, and (ii) any build scripts and ancillary files required to transform those human readable statements into the computer executable version of the Secur-Line Products, and (iii) all technical design and development documentation for the Secur-Line Products thereto supplied to Beta.  For greater certainty, Source Materials includes, with respect to the Secur-Line Products thereto, (i) a copy of all compiler(s), development tools, build scripts, and compilation instructions necessary to build, execute and operate the Secur-Line Products in executable form; (ii) a copy of all means technical documentation describing the procedures for building, compiling, and executing the Secur-Line Products in sufficient detail to enable a typical software programmer to be able to build, compile and execute them from the Source Code provided in connection with the Secur-Line Products thereto; and (iii) all passwords, decryption tools, decryption keys and the like necessary to access and utilize any of the foregoing.

(aa)	“Survival Period” has the meaning set forth in Section 6.3.

(bb)	“Term” has the meaning set forth in Section 10.1.

(cc)	“Trade-Marks” means Proginet’s trade-marks identified in Schedule B that relate to the Secur-Line Products.

1.2                   Headings and Table of Contents.  The division of this Agreement into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

1.3                   Number and Gender.  Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

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1.4                   Statute References.  Any reference in this Agreement to any statute or any section thereof will, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.5                   Section and Schedule References.  Unless the context requires otherwise, references in this Agreement to Sections or Schedules are to Sections or Schedules of this Agreement.

1.6                   SchedulesError! Bookmark not defined..  The following schedules form part of this Agreement:

Schedule A      -      Secur-Line Products

Schedule B      -      Trade-Marks

ARTICLE 2
LICENSE GRANT

2.1                   Grant of License.  Subject to the terms and conditions of this agreement, and in consideration for the trade accounts receivable retained by Proginet pursuant to Section 2.4 of the AEA, Proginet hereby grants to Beta a perpetual (subject to Section 10.1), irrevocable (subject to Section 10.1), world-wide, royalty-bearing, non-exclusive, and transferable (subject to Section 9.1) right and license (the “License”) to:

(a)
license, sublicense to Beta’s Affiliates and its and their customers, market, sell, install and use the Secur-Line Products (including by embedding the Secur-Line Products in Beta’s own products and services);

(b)	use the Source Materials to maintain, modify and create derivative works from the Secur-Line Products; and

(c)
use the Trade-Marks solely (1) in connection with Beta’s exercise of its rights under subparagraphs (a) and (b) above, and (2) pursuant to Proginet’s then-current Trade-Mark usage guidelines as communicated to Beta from time to time.

2.2                   Additional Trade-Mark Terms.  In addition to the rights provided in Section 2.1(c) above, Beta may also use its own trade-marks and brand names in connection with the Secur-Line Products.  Beta acknowledges that it can represent itself only as an authorized user or licensee of the Trade-Marks and shall not hold itself as being the owner of the Trade-Marks or as the agent or legal representative of Proginet with respect to the Secur-Line Products and Trade-Marks.

2.3                   Royalty Fees.

(a)
As consideration for Proginet’s transfer of the Secur-Line Agreements to Beta pursuant to the AEA, Beta shall, in accordance with this Section 2.3, remit to Proginet [***]% of the gross revenue (net of any third-party royalties payable in respect of the Secur-Line Products) received by Beta during the Term (i) under the Secur-Line Agreements (including any amendments thereto or  renewals or extensions thereof); (ii) under any subsequent agreement between Beta or one of its Affiliates (or any transferees thereof) on the one hand, and any customer who was such on the date hereof under any Secur-Line Agreement on the other hand, where such customer is receiving the same or similar functionality (in whole or in part) as that provided by the Secur-Line Products whether by extension, modification, renewal or replacement of a Secur-Line Agreement or otherwise; and (iii) from any upgrade fees received in connection with any Secur-Line Agreement (collectively, the “Royalty Fees”).

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(b)	Proginet shall remit to Beta as commissions [***] % of the aggregate Royalty Fees collected by Proginet (collectively, the “Commission Amounts”).

(c)	The Royalty Fees and Commission Amounts shall be invoiced and paid as follows:

(i)
At the same time that Beta invoices a customer for any amounts for which Royalty Fees shall be due and payable to Proginet, Beta shall invoice Proginet for the Commission Amounts due in respect of such Royalty Fees.  Beta shall provide such information as reasonably requested by Proginet to document and verify the applicable Royalty Fees due and owing.

(ii)
Within five working days of Beta receiving payment by a customer pursuant to an invoice referenced by subparagraph (i) above, Beta shall remit the full amount of Royalty Fees due in respect of such payment.  At the end of each calendar month, Proginet shall remit to Beta the Commission Amounts applicable to the Royalty Fees received in the prior calendar month.

(d)	Proginet shall remit all Commission Amounts to Beta to the following account: [***]

(e)	Each Party acknowledges and agrees that it may not withhold or dispute payment of any amounts due to the other Party under this Agreement for any reason.

(f)
For the avoidance of doubt and subject to Section 2.3(a)(ii), Beta shall not be obligated to pay Royalty Fees under this Section 2.3 in respect of ay Secur-Line Agreements that terminate for any reason or expire following the Effective Date.

2.4                   Taxes.   The Parties will use commercially reasonable efforts to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.

2.5                   No Transfer of Ownership.  Beta acknowledges and agrees that the Secur-Line Products are and shall remain the sole property of and proprietary to Proginet.  Nothing in this Agreement shall alter such rights of Proginet and no title to or ownership of the Secur-Line Products is transferred to Beta pursuant to this Agreement.

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2.6                   Documentation.  Proginet shall deliver to Beta such records, documentation and other collateral materials as Beta should reasonably request to enable Beta to make full use of the Secur-Line Products under the License.

2.7                   Proprietary Rights.  All rights, title and interest to any modifications, enhancements or derivative works (but only as to the incremental portion of the derivative work) of the Secur-Line Products made by Beta shall be owned exclusively by Beta.

2.8                   Source Code Escrow.  By December 31, 2008, Proginet shall deposit a copy of the Source Materials into a source code escrow established with Iron Mountain as escrow agent.  Proginet shall have no obligation to support or update the source materials escrowed thereby.   Pursuant to the escrow agreement entered into by and among the Parties and Iron Mountain, (i) Beta shall be named as beneficiary, and (ii) the escrow agent shall release the Source Materials directly to Beta if Proginet (1) files a voluntary petition of bankruptcy, (2) suffers or permits the appointment of a receiver for its business or assets, or (3) becomes subject to any proceeding under, or case in, any bankruptcy or insolvency law.

ARTICLE 3
NON-SOLICIT

3.1                   Customer Non-Solicit.  During the term of the License, Proginet covenants not to offer to sell, or sell, the Secur-Line Products or maintenance services in respect of the Secur-Line Products to the customers that are parties to the Secure-Line Agreements.  In addition, Proginet covenants to include the foregoing restriction in any subsequent license of the Secur-Line Products to any third party.

ARTICLE 4
AUDIT AND ACCOUNTING RIGHTS

4.1                   Audit Rights.  Beta shall maintain complete and accurate records of, and supporting documentation for, all amounts due to Proginet pursuant to Section 2.3.  Proginet and its auditors, at Proginet’s expense, shall have the right to conduct an annual financial audit of such Beta financial records, Secur-Line Product agreements and supporting data as may be reasonably necessary to verify the that the Royalty Fees paid to Proginet are in accordance with this Agreement (each, an “Audit”).  If, as a result of any such Audit, Beta owes Proginet additional, unpaid Royalty Fees, Beta shall pay such additional Royalty Fees plus interest at a rate equal to the then-applicable Prime Rate as published in the Wall Street Journal from the date owed to Proginet (as determined pursuant to the Audit) until the date repaid.  If the amount of such unpaid Royalty Fees concerning the Audit period equals or exceeds 10% of the amount that should have been remitted by Beta, Beta shall reimburse Proginet for all reasonable out-of-pocket costs and expenses (other than travel expenses) incurred for such Audit.

4.2                   Conduct of Audit.  If not conducted by Proginet, each Audit shall be conducted by an independent audit company which provides services of such a nature and which has been approved in writing by both Proginet and Beta.  With respect to each Audit, Beta shall provide all assistance that may be reasonably required in connection with such Audit.  Proginet (or the external auditor, as applicable) shall comply with Beta’s standard policies, including security policies, and shall execute Beta’s standard non-disclosure agreement.

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4.3                   Calling for Audit; Consenting to Audit.  Proginet shall provide Beta with at least ten (10) business days prior written notice of any such Audit.  The Audit shall be conducted during Beta’s regular working hours and shall not unreasonably disrupt the business of Beta.  If not conducted by Proginet, the consent of Beta to the choice of the auditor contemplated in Section 4.2 shall not be unreasonably withheld, delayed or conditioned.

ARTICLE 5
CONFIDENTIALITY

5.1                   Confidentiality.  Pursuant to this Agreement, Beta shall be given access to information (in hardcopy or electronic form) that relates to Proginet’s past, present or future research, development, strategy, business activities, customers, products, services or technical knowledge, pricing, or pricing discounts, which is identified by the discloser as confidential (the “Proginet Confidential Information”).  Without limiting the foregoing, Proginet Confidential Information shall include all information disclosed by Proginet to Beta in connection with the Secur-Line Products and the License that is (i) identified by Proginet as confidential, or (ii) would be understood to be confidential by a reasonable person.  In connection with Proginet Confidential Information, the following provisions will apply:

(a)	The Proginet Confidential Information may be used by Beta only in connection with the exercise of Beta’s rights under the License.

(b)
Beta agrees to protect the confidentiality of the Proginet Confidential Information in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event will Beta exercise less than reasonable care in protecting such Proginet Confidential Information.

(c)
If Beta receives a subpoena or other validly issued administrative or judicial process demanding Proginet Confidential Information, it will promptly notify Proginet of such receipt and tender it to the defense of such demand.  After providing such notification, Beta will be entitled to comply with such subpoena or other process to the extent permitted by law; provided that Beta shall disclose only such information as, in the opinion of its counsel, is necessary to comply with the subpoena and provided further, Beta shall use reasonable efforts to ensure that such information is given confidential treatment.

(d)
For the avoidance of doubt, the terms and conditions of this Agreement, including without limitation the provisions herein with respect to Royalty Fees, will be deemed to be Proginet Confidential Information.  Notwithstanding anything to the contrary in this Section, Proginet Confidential Information will not include specific information that was:  (i) available to the public at the time of disclosure to Beta through no fault of Beta; (ii) published or otherwise made a part of the public domain through no fault of Beta; (iii) already in the possession of Beta, without Beta being under any obligation of confidentiality with respect thereto, at the time of disclosure by Proginet; (iv) received or obtained by Beta, without Beta assuming any obligations of confidentiality with respect thereto, from a third party which had a lawful right to disclose such Proginet Confidential Information to Beta; (v) independently developed by Beta without reference to any Proginet Confidential Information; or (vi) required to be disclosed or made publicly available by applicable law or order.

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5.2                   Injunctive Relief.  The Parties acknowledge that any breach of any provision of this Article by a Party may cause immediate and irreparable injury to the other Party that cannot be adequately compensated for by damages.  Consequently, in the event of any such breach and in addition to all other remedies available at law or in equity, the injured Party will be entitled to seek injunctive relief from any court of competent jurisdiction, without bond or other security.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1                   Representations and Warranties of Both Parties.  Each Party represents and warrants to the other Party as of the Effective Date that: (i) such Party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) such Party has all requisite corporate or other power and authority to enter into this Agreement and to perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement by such Party have been duly authorized by all requisite corporate or other action on the part of such Party; (iv) this Agreement has been duly executed and delivered by such Party and (assuming the due authorization, execution and delivery hereof by the other Party) is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (v) the execution, delivery and performance of this Agreement by such Party will not: (a) conflict with or result in a violation or breach of any of the charter, bylaws or other organizational documents of such Party; (b) conflict with or result in a violation or breach of any law or order applicable to such Party; or (c) conflict with or result in a violation or breach of any contract to which such Party is a party.

6.2                   Additional Representations and Warranties of Proginet.  Proginet further represents and warrants to Beta as of the Effective Date:

(a)
Proginet is owner of the Secur-Line Products and is entitled to uninterrupted use of the Secur-Line Products without payment of any royalty or other fees. No shareholder, officer, director or employee of Proginet or any third party has any right, title or interest in any of the Secur-Line Products. Proginet has exercised good judgment in order to protect its legal rights to the exclusive use of the Secur-Line Products.

(b)	There is no current litigation relating to the Secur-Line Products.

(c)	No Person has challenged (i) the validity of any registrations of the Secur-Line Products or (ii) Proginet's rights to any of the Secur-Line Products.

(d)	Proginet has the right:

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(i)	to use, sell, license, modify, copy, distribute and dispose of the Secur-Line Products; and

(ii)	bring actions for infringement or other misuse of the Secur-Line Products.

(e)
All employees of Proginet involved in the development of the Secur-Line Products have entered into nondisclosure agreements pursuant to which they have agreed to maintain the confidentiality of Secur-Line Products and have assigned all rights they may have in the Secur-Line Products to Proginet, and have waived any moral rights they may have for the benefit of Proginet and anyone claiming through Proginet, no shareholder, officer, partner, director or employee of Proginet or any third party has any right, title or interest in any of the Secur-Line Products.

The Parties acknowledge and agree that Proginet’s material breach of any representation and warranty set forth in this Section 6.2 shall not be deemed a material breach of this Agreement.

6.3                   Survival of Representations and Warranties.  The representations and warranties set forth in this Article 6 shall survive for a period of two years following the Effective Date (the “Survival Period”).  For the avoidance of doubt, neither Party shall be liable to the other Party for any breach or misrepresentation of any of the representations and warranties contained in this Article 6 after a period of two years following the Effective Date

6.4                   DISCLAIMER OF WARRANTIES.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PROGINET MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, INFORMATIONAL CONTENT, SYSTEMS, INTEGRATION, NON-INFRINGEMENT, INTERFERENCE WITH ENJOYMENT, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICE, SOFTWARE, HARDWARE, DELIVERABLES, WORK PRODUCT OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.  THE SECUR-LINE PRODUCTS ARE PROVIDED TO BETA UNDER THE LICENSE ON AN “AS IS” BASIS.

ARTICLE 7
LIABILITY AND INDEMNIFICATION

7.1                   Indemnification of Beta.

(a)
Proginet shall indemnify, defend and hold harmless Beta, its directors, officers, employees, agents, and Affiliates and their respective directors, officers, employees and agents (the “Beta Indemnified Parties”) from and against all Losses arising out of or resulting from (i) Proginet’s material breach of any representation and warranty in Sections 6.1 and 6.2 (subject to the limitation provided in Section 6.3), or (ii) claims by third parties that the Secur-Line Products (1) infringe any intellectual property rights, including patents or copyrights of any third parties, or (2) constitute misappropriation or unlawful disclosure or use of a third party’s trade secrets.  Proginet’s obligation pursuant to this Section 7.1(a) shall expire automatically upon the conclusion of the Survival Period.

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(b)	Proginet shall have no liability or obligation to the Beta Indemnified Parties to the extent based upon any of the Infringement Exceptions.

7.2                   Indemnification of Proginet.  Beta shall indemnify, defend and hold harmless Proginet, its directors, officers, employees, agents, and affiliates and their respective directors, officers, employees and agents (the “Proginet Indemnified Parties”) from and against all Losses arising out of or resulting from (i) Beta’s breach of its obligations regarding Proginet Confidential Information, (ii) any claim resulting from the breach of Beta’s representations and warranties in Section 6.1, or (iii) infringement or misappropriation claims by third parties where one or more of the Infringement Exceptions are present.

7.3                   Third Party Claim Procedures.  A Beta Systems Indemnified Party or Proginet Indemnified Party (in either case, an “Indemnified Party”) seeking indemnification from Beta Systems or Proginet (in either case, an “Indemnifying Party”) with respect to a third party claim will give the Indemnifying Party prompt written notice of such third party claim.  Failure to give such notice will not reduce the obligations of the Indemnifying Party under this Article, except to the extent that the Indemnifying Party is prejudiced thereby.  After such notice, if the Indemnifying Party acknowledges in writing to such Indemnified Party that the right of indemnification under this Agreement applies with respect to such third party claim, then the Indemnifying Party may, if it elects in a written notice delivered to the Indemnified Party no later than 14 calendar days prior to the date on which a response to such third party claim is due or 14 calendar days after receipt of the written notice (whichever is sooner), take control of the defense of such third party claim.  In such case, the Indemnifying Party will select and engage attorneys at the expense of the Indemnifying Party.  The Indemnified Party will reasonably cooperate with the Indemnifying Party and its attorneys in the investigation, trial and defense of such third party claim and any appeal arising therefrom and the Indemnified Party may, at its own expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such third party claim and any appeal arising therefrom.  The Indemnifying Party will not enter into any settlement that involves any action, admission, or liability of the Indemnified Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.  After notice by the Indemnifying Party of its election to take control of the defense of any such third party claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with such defense, and all costs associated with the third party claim shall be borne by the Indemnifying Party.  If the Indemnifying Party does not take control of the defense of such third party claim, the Indemnifying Party may participate in such defense, at its expense, and the Indemnified Party may reasonably defend and settle such third party claim in its discretion, at the expense of the Indemnifying Party.

7.4                   Limitation on Damages.

(a)
SUBJECT TO THE EXCLUSIONS SET FORTH IN SECTION 7.4(b) BELOW, IF EITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY MATTER RELATING TO OR ARISING FROM THIS AGREEMENT, WHETHER BASED UPON AN ACTION OR A CLAIM IN CONTRACT, WARRANTY, EQUITY, TORT, NEGLIGENCE, INTENDED CONDUCT OR OTHERWISE (INCLUDING ANY ACTION OR CLAIM ARISING FROM THE ACTS OR OMISSIONS, NEGLIGENT OR OTHERWISE, OF THE LIABLE PARTY), THE AGGREGATE AMOUNT OF DAMAGES RECOVERABLE AGAINST THE LIABLE PARTY WITH RESPECT TO ANY AND ALL BREACHES, PERFORMANCE, NONPERFORMANCE, ACTS OR OMISSIONS HEREUNDER WILL NOT EXCEED AN AMOUNT EQUAL TO $500,000.

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(b)
The liability limitations in Sections 7.4(a) above or 7.5 below will not apply to (1) any Losses arising from a breach of Article 5, (2) Proginet’s obligations under Section 7.1, or (3) Beta’s obligations under Sections 2.3 or 7.2.

7.5                   Limitation on Category of Liability.  IN NO EVENT WILL THE MEASURE OF DAMAGES PAYABLE BY EITHER PARTY INCLUDE, NOR WILL EITHER PARTY BE LIABLE FOR, ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING DAMAGES DUE TO BUSINESS INTERRUPTION OR LOST PROFITS, SAVINGS, COMPETITIVE ADVANTAGE OR GOODWILL) ARISING FROM OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, WHETHER OR NOT FORESEEABLE, AND REGARDLESS OF THE CAUSE OF SUCH DAMAGES EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

ARTICLE 8
ENFORCEMENT OF RIGHTS

8.1                   Enforcement.

(a)
If during the Survival Period, Beta brings to the attention of Proginet any unlicensed infringement of the Secur-Line Products (as they exist as of the Effective Date and excluding any modifications or enhancements made by Beta) that is affecting or could reasonably be expected to affect Beta’s rights hereunder, including Beta’s rights to use the Secur-Line Products, then Proginet will (i) use commercially reasonable efforts to secure cessation of the infringement and (ii) if commercially reasonable under the circumstances, bring and diligently prosecute a lawsuit against the infringer.  Proginet in its own name will bring and prosecute such suit.  Beta will join in such suit with Proginet to the extent required by law, but may otherwise join in such suit at its option.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with any such suits.

(b)
If Beta joins in such suit with Proginet, the Parties shall jointly control such suit and cooperate with each other with respect to such suit.  If either Beta or Proginet fails to jointly diligently prosecute any such suit, the other Party shall solely prosecute such suit and the Party failing to jointly bring or prosecute shall use commercially reasonable efforts to cooperate with the other Party in such suit.

(c)	Each of Beta and Proginet will be entitled to any recoveries from such suit as may be awarded to it.

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(d)
If Proginet fails to (i) secure cessation of the infringement or bring and diligently prosecute suit against the infringer within 60 days after the receipt by Proginet of Beta’s notice pursuant to paragraph (a) above, or (ii) diligently prosecute any suit joined by Beta pursuant to paragraph (a) above, then, subject to paragraph (c) above, Beta shall be entitled to bring and prosecute actions or claims against such infringer on behalf of Beta and Proginet.

8.2                   Cooperation.  The Parties agree to cooperate fully to the extent necessary to prosecute any action.

ARTICLE 9
ASSIGNMENT

9.1                   Assignment by Either Party.  Except as provided in the following sentence, neither Party may assign this Agreement or any part hereof or any benefit or interest herein without the prior written consent of the other Party.  Upon 10 business days’ notice to the other Party (or, such shorter period as may be practicable if confidentiality or other concerns prevent the giving of such advance notice), either Party may assign this Agreement (and the rights and obligations hereunder) to (i) any Affiliate of such Party that expressly assumes the assigning Party’s obligations and responsibilities under this Agreement (provided that the assigning Party shall remain fully liable for, and not be relieved from, the full performance of all obligations under this Agreement), (ii) any third party that acquires all or substantially all of the assigning Party’s assets, or (iii) or the assigning Party’s successor by way of merger or acquisition.  Any attempted assignment that does not comply with the terms of this Section 9.1 shall be null and void.  Beta may not assign its rights under the License independent from any assignment of the Agreement.  A transaction that does not cause this Agreement, or the rights or obligations hereunder, to be transferred to a different entity shall not be deemed an assignment.

ARTICLE 10
TERM AND TERMINATION

10.1                 Term.  The term of this Agreement shall commence on the Effective Date and continue until October 1, 2028 (the “Term”); provided, however, that the License shall continue beyond the Term pursuant to Section 2.1.   On October 1, 2028 and unless the Agreement is earlier terminated pursuant to Section 10.2, the License shall be deemed to be fully-paid and royalty-free.  During the Term, this Agreement can only be terminated pursuant to Section 10.2.

10.2                 Termination for Cause.  Proginet may, by giving notice to Beta identifying the basis for such notice, terminate this Agreement (including the License) in its entirety as of the date specified in the notice of termination if Beta commits a material breach of this Agreement, which breach is not cured within 30 days after receipt of the written notice of the breach by Beta.

10.3                 Cumulative Remedies.  For greater certainty, it is expressly understood and agreed that the rights and remedies of the Parties under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or equity.

10.4                 Effect of Termination.  Upon any termination of this Agreement by Proginet pursuant to Section 10.2, Beta shall:

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(a)
immediately cease to use, directly or indirectly, in any manner whatsoever, the Trade-Marks and any name or mark similar to the Trade-Marks.  Without limiting the generality of the foregoing, Beta shall immediately cease and desist from all uses of the Trade-Marks whether on documentation, advertising, or otherwise; and

(b)	cease use of the Secur-Line Products.

ARTICLE 11
GENERAL MATTERS

11.1                 Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter contained herein, and supersedes any prior understandings and agreements between them respecting such subject matter.  This Agreement may be amended, modified or supplemented only by a writing executed and delivered by or on behalf of each Party.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  No waiver by either Party of any term or condition of this Agreement, in one or more instances, will constitute a waiver of the same or any other term or condition of this Agreement on any future occasion.  No delay or omission by a Party to exercise any right under this Agreement will impair or be construed as a waiver of such right.

11.2                 Dispute Resolution.

(a)
The Parties will make good faith efforts to first resolve internally any dispute under this Agreement by escalating it to higher levels of management.  A request for arbitration under Section 11.2(b) may not be filed until 30 days have elapsed from the initiation of such good faith efforts.

(b)
Any dispute, controversy, or claim arising out of, relating to, involving, or having any connection with this Agreement or otherwise related to the License or the Secur-Line Products, including any question regarding the validity, interpretation, scope, performance, or enforceability of this dispute resolution provision, shall be exclusively and finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) and the AAA Optional Procedures for Large, Complex Commercial Disputes.  Any arbitration will be conducted on an individual, rather than a class-wide, basis.

(c)	The arbitration will be conducted in Herndon, Virginia unless the Parties agree on another location.

(d)
The arbitration will be conducted by three arbitrators.  Each Party will appoint an arbitrator, obtain its appointee’s acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other Party within 15 days after the due date of the respondent’s answering statement.  The two Party-appointed arbitrators will jointly agree upon and appoint a third arbitrator who will serve as the chairperson of the arbitral panel.  The Party-appointed arbitrators will obtain the chairperson’s acceptance of such appointment and notify the Parties in writing of said appointment and acceptance within 30 days after their appointment and acceptance as Party-appointed arbitrators.  If the two Party-appointed arbitrators are unable to agree upon the selection and appointment of the chairperson within that time frame, they will so notify the Parties in writing.  Upon such notice, one or both of the Parties may request in writing that the chairperson be appointed by the AAA in accordance with the AAA Rules.  The AAA will notify the Parties in writing of the appointment and acceptance of the chairperson within 21 days after receiving such request.

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(e)
The Parties will be entitled to engage in reasonable discovery, including requests for production of relevant non-privileged documents.  Depositions and interrogatories may be ordered by the arbitral panel upon a showing of need.  It is the Parties’ intent that the discovery proceedings be conducted in a cost-effective manner.

(f)
All decisions, rulings, and awards of the arbitral panel will be made pursuant to majority vote of the three arbitrators.  The award will be in accordance with the applicable law, will be in writing, and will state the reasons upon which it is based.  The arbitrators will have no power to modify or abridge the terms of this Agreement.  The award of the arbitrators will be final, and judgment on the award may be entered by any court having jurisdiction to do so.

(g)	Costs incurred in the arbitration proceeding, including attorneys’ fees and expenses, will be borne in the manner determined by the arbitral panel.

(h)
Nothing in this Agreement will prevent the Parties, prior to the formation of the arbitral panel, from applying to a court of competent jurisdiction for provisional or interim measures or injunctive relief as may be necessary to safeguard the property or rights that are the subject matter of the arbitration.  Once the arbitral panel is in place, it will have exclusive jurisdiction to hear applications for such relief, except that any interim measures or injunctive relief ordered by the arbitral panel may be immediately and specifically enforced by a court of competent jurisdiction.

(i)
This Section 11.2 will not apply to any claim arising from any patent or registered trademark.  Such claims will not be subject to arbitration and instead will be subject to judicial resolution.  In addition, any issue regarding the enforceability of the prohibition against class-wide arbitration will be decided by a court of competent jurisdiction and not by an arbitrator.

(j)
Unless otherwise agreed by the Parties or required by law, the Parties, the arbitrators, and the AAA will maintain the confidentiality of all documents, communications, proceedings, and awards provided, produced or exchanged pursuant to an arbitration conducted under this Section 11.2.

11.3                 Consent to Jurisdiction; Waiver of Jury Trial.  Subject to Section 11.2, each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia, or any court of the Commonwealth of Virginia in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action or proceeding will be brought only in such courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and will not be deemed to be a general submission to the jurisdiction of such courts other than for such purpose.  Subject to Section 11.2, each Party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding brought in such courts and any claim that any such action or proceeding brought in such courts has been brought in an inconvenient forum.  Subject to Section 11.2, nothing contained herein will preclude a Party against which an action or proceeding is brought as aforesaid in any court of the Commonwealth of Virginia from seeking to remove such action or proceeding, pursuant to applicable Federal law, to the United States District Court for the Eastern District of Virginia.  Subject to Section 11.2, nothing contained herein will preclude a Party from enforcing an order in the courts of another jurisdiction.  Each Party waives any right to a jury trial in any action or proceeding arising out of or related to this Agreement.

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11.4                 Compliance with Laws.  The Parties shall comply at their expense with applicable law.  In addition, Beta and its Affiliates agree to comply with U.S. export regulations regarding their use and distribution of the Secur-Line Products.  The Parties each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing export classifications and approvals of any type if necessary, or confirming they are not necessary.

11.5                 Public Announcements.  Except to the extent otherwise required by law or with the prior consent of the other Party, neither Party shall make any public announcement regarding this Agreement or the transactions contemplated by this Agreement.  Notwithstanding the foregoing, Beta shall be able to conduct marketing campaigns with respect to the Secur-Line Products, in whole or in part, without the prior consent of Proginet.

The Parties acknowledge that this Agreement, or portions thereof, and schedules thereto, and descriptions of any of the foregoing, may be required under applicable law to be disclosed in required public disclosure documents, or exhibits thereto, of Proginet filed with the United States Securities and Exchange Commission (the “SEC”) or any securities exchange on which its securities are listed for trading.  Prior to such disclosure, and subject to the next sentence, Proginet will inform Beta and will use commercially reasonable efforts to seek approval from the SEC or other applicable regulatory authority for the confidential treatment of certain confidential information identified by the Parties.  Prior to such disclosure, Proginet shall request redaction of such portions of the Agreement or disclosure that Beta reasonably requests to be redacted, unless, in Proginet’s judgment based on the advice of counsel, Proginet concludes that such redaction request is inconsistent with Proginet’s obligations under applicable law.

11.6                 Notices.  Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement will be in writing and will be effectively given and made if i) delivered personally, ii) sent by prepaid courier service or mail, or iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

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(i)	if to Proginet, to:

Proginet Corporation
200 Garden City Plaza
Garden City, NY, USA 11530
Attention:  President
Fax:  (516) 535-3601

(ii)	if to Beta, to:

Beta Systems Software of North America Inc.
2201 Cooperative Way, 3rd Floor
Herndon, VA 20171
Attention:  President
Fax:  (703) 889-1241

Any such communication so given or made will be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent prior to 4:30 p.m. on such day.  Otherwise, such communication will be deemed to have been given and made and to have been received on the next following Business Day.  Any such communication sent by mail will be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication will be mailed during any actual or apprehended disruption of postal services.  Any such communication given or made in any other manner will be deemed to have been given or made and to have been received only upon actual receipt.

Any Party may from time to time change its address under this Section 11.6 by notice to the other Party given in the manner provided by this Section.

11.7                 Time of Essence.  Time will be of the essence of this Agreement in all respects.

11.8                 Further Assurances.  Each Party will promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require, for the purposes of giving effect to this Agreement.

11.9                 Amendment.  No amendment of this Agreement will be effective unless made in writing and signed by the Parties.

11.10               Waiver.  A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver.  No waiver will be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party.  The waiver by a Party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

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11.11               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.12               Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.  Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner will promptly forward to the other Party an original of the signed copy of this Agreement which was so faxed.

11.13               Governing Law.  This Agreement will be governed by the laws of the United States and the Commonwealth of Virginia, without giving effect to principles of conflicts of law thereof; provided, however, that the Parties agree that the Uniform Computer Information Transactions Act (UCITA) as adopted by the Commonwealth of Virginia or as otherwise applicable shall not apply to this Agreement or any of the transactions contemplated hereby.  In addition, this Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date set forth upon each signature block below.

PROGINET CORPORATION

By:________________________
Name:	Sandy Weil
Title:	President & CEO
Date:	October 31, 2008

BETA SYSTEMS SOFTWARE OF NORTH AMERICA, INC.

By: ________________________
Name:	Kamyar Niroumand
Title:	Member of Board of Directors
Date:	October 31, 2008

By: ________________________
Name:	Harald Podzuweit
Title:	Member of Board of Directors
Date:	October 31, 2008

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FINAL
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SCHEDULE A

SECUR-LINE PRODUCTS [***- omitted 2 pages]

Product	Ver.	OS	Product No.
SecurAccess

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SCHEDULE B

SECUR-LINE TRADE-MARKS

SecurAccess

SecurForce

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